Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Rave Restaurant Group, Inc.
The Colony, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 033-71700, 333-77617, 333-76296 and 333-177436) and Forms S-3 (Nos. 333-188344, 333-191559 and 333-197507) of Rave Restaurant Group, Inc. of our report dated September 24, 2015, relating to the consolidated financial statement, which appears in this Form 10-K.

Montgomery Coscia Greilich LLP
Plano, Texas

September 24, 2015